PROMISSORY NOTE

$200,000                                     Date:     September 25, 1995
                                             Place:    Glen
Allen, VA

     FOR VALUE RECEIVED, the undersigned ("Maker") promises to
pay to the order of HILB, ROGAL AND HAMILTON COMPANY, a Virginia corporation ("Holder"), at 4235 Innslake Drive, Glen Allen,
Virginia 23060, or at such other place as the Holder may in
writing designate, in lawful money of the United States of
America, the sum of TWO HUNDRED THOUSAND DOLLARS ($200,000), with interest accruing from the date hereof on the unpaid principal hereof from time to time outstanding at an annual rate of FIVE and 73/100 PERCENT (5.73%), compounded monthly, which rate is the "applicable federal rate" for August, 1995, for short term obligations.
     This Note, including all interest so accrued, shall be
payable upon the earlier to occur of:  (i) September 25, 1997; or
(ii) the sale of Maker's former residence at 528 Briarcliff Road, Pittsburgh, Pennsylvania 15221 ("Sale").
     The Maker agrees to pay a late charge equal to two percent
(2%) of the amount not timely paid to the Holder if the payment called for herein is not paid within ten (10) days after its due date.  Maker covenants to notify Holder as soon as the Sale is expected to occur if such date is prior to September 25, 1997.
     Maker hereby reserves the right of anticipation for all or any portion of the indebtedness evidenced hereby at any time without penalty on any amounts so prepaid.
     Maker waives presentment, demand, notice of dishonor,
protest, homestead and all other exemptions provided by law.
Maker shall pay all costs, fees and expenses (including court costs and reasonable attorneys' fees) incurred by the Holder in collecting or attempting to collect any amount that becomes due hereunder.
     All notices, requests, demands and other communications with respect hereto shall be in writing and shall be delivered by hand, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, at the address
designated herein.  Any notice, request, demand or other
communication delivered or sent in the manner aforesaid shall be given or made (as the case may be) when actually received by the intended recipient. The parties hereto may change their respective addresses by notifying the other party of the new address in any manner permitted by this paragraph.
     Notwithstanding anything in the foregoing to the contrary
and by way of illustration and not by way of limitation, this
Note is subject to all those rights contained in that certain
Stock Pledge Agreement by and among Maker and Holder dated
September 25, 1995, and by this reference incorporated herein.
                              MAKER:
                              /s/ Andrew L. Rogal
                              _________________________________________
                              Andrew L. Rogal

                              ADDRESS OF MAKER:

                              9023 Norwick Road
                              Richmond, Virginia 23229